Exhibit 10.27


September 9, 1998



PERSONAL & CONFIDENTIAL
-----------------------

Mr. Jim Peterson
1044 Van Dyke Drive
Laguna Beach, Ca 92651


Dear Mr. Peterson:

It is my pleasure to inform you that in connection with our pursuit of a strategic partner for Linfinity Microelectronics ("the Company"), and as an incentive for your continued valued employment, the Company is offering you the opportunity to participate in a special Retention Bonus Plan ("the Plan") designed specifically for you. Your ability to receive this bonus pursuant to the Plan is conditioned upon your compliance with, and the fulfillment by you of, each and every provision set forth below.

You will receive a bonus of Two Hundred and Fifty Thousand Dollars ($250,000.00) and the Company will forgive your current loan of One Hundred and Fifty Thousand Dollars ($150,000.00) if the Company terminates your employment for any reason other than good cause before February 15, 1999. For purposes of this Agreement, the term good cause shall be defined as fraud, dishonesty, embezzlement, theft, attempted theft or any other crime, gross neglect of duty or a violation of your obligations under this Agreement. If you remain employed until February 15, 1999 and have provided written notice of your intended departure on that date at least thirty (30) days in advance of your departure, you will receive a bonus of One Hundred Thousand Dollars ($100,000) and the Company will forgive your current loan of One Hundred and Fifty Thousand Dollars ($150,000) upon your actual resignation.

If you remain employed with the Company beyond February 15, 1999 and the Company terminates your employment for any reason other than good cause before August 15, 1999, upon your separation, the Company will forgive your current loan and shall pay to you a bonus of Two Hundred and Fifty Thousand Dollars ($250,000.00) plus an additional Seven Thousand Six Hundred and Ninety Two Dollars ($7,692.00) for each full week you remain employed with the Company beyond February 15, 1999, up to a maximum of Four Hundred and Fifty Thousand Dollars ($450,000.00). If you remain employed until August 15, 1999 and have provided written notice of your intended departure at least thirty (30) days in advance, you will receive a bonus of Two Hundred Thousand Dollars ($200,000) and the Company will forgive your current loan of One Hundred and Fifty Thousand Dollars ($150,000) upon your actual resignation.

If you remain employed with the Company beyond August 15, 1999, you will receive no cash bonus under this Agreement. However, the Company will forgive your current loan of One Hundred and Fifty Thousand Dollars ($150,000.00) on August 15, 1999, and you will receive any bonus earned under the Company's discretionary bonus plan for Fiscal Year 1999.

You are expected to continue to perform your duties to the best of your ability and to cooperate and assist in the continued operation and possible sale or other disposition of the assets of the Company. No payments will be made hereunder if you are terminated for reasons constituting good cause. Upon termination of your employment, you shall enter into a Separation Agreement in the form attached to this letter, wherein you will provide the Company a full general release of all claims.

As you know, you are also eligible to participate in the Strategic Partner Bonus Plan. If you meet the terms of both bonus plans, you will be entitled to receive payment only under one of the plans, not both. You will receive payment under whichever plan yields a greater payout to you. Similarly, your participation in this plan is in lieu of your participation in the Company's discretionary bonus plan for fiscal year 1999, except as otherwise provided above where you remain employed beyond August 15, 1999. Nothing in this Agreement shall change, modify or alter your at-will employment status.

This Agreement, your knowledge about the pursuit of a strategic partner, and any potential sale or other disposition of the Company and/or its assets is confidential, non-public information. In exchange for participating in the Plan and by signing this Agreement, you agree to keep confidential any and all information regarding the terms of this Agreement. You shall not disclose the terms of this Agreement to anyone except your immediate family, attorney, accountant or any governmental taxing authority, or as may be required by law, or in the enforcement of this Agreement. You also acknowledge that any failure to comply with this provision shall constitute good cause for termination of this Agreement and may result in the termination of your employment and participation in the Plan.

Your services here are unique and personal. Accordingly, you may not assign any of your rights or delegate any of your duties or obligations under this Agreement.

This Agreement shall be interpreted under California law. If any provision is declared by any court to be invalid, the validity of the remaining provisions shall not be affected. If it is necessary to file suit to enforce this Agreement, the prevailing party shall recover its reasonable costs of enforcement, including costs and reasonable attorneys' fees.

All disputes with respect to this Agreement or related in any way to this employer-employee relationship shall be submitted to final and binding arbitration under the Employment Dispute Rules of the American Arbitration Association. Any such dispute shall be submitted within 30 days of the event giving rise to the dispute, or else the matter is waived and deemed non-arbitrable.

When signed by you, this Agreement constitutes our complete agreement with respect to all matters pertaining to your participation in the Plan. It fully supersedes any prior agreements or understandings, if any, pertaining to these matters. It may only be modified by a writing signed by you and an authorized representative of the Company. Your signature below shall serve as your acknowledgement that you represent that you have signed this letter voluntarily with the intent to be bound, and that before signing this Agreement you have taken whatever time you deem appropriate to have this letter reviewed by a representative of your own selection.

We hope that you will sign this Agreement and continue your employment on the terms and conditions outlined herein. If you have any questions or concerns, please feel free to call Mary A. Rorabaugh at 408-428-7814.

Sincerely,


Roger Strauch
Chief Executive Officer
SymmetriCom, Inc.


Accepted and Agreed this
____ day of September, 1998


___________________________
Jim Peterson

                             SEPARATION AGREEMENT


          This Separation Agreement (hereinafter "Agreement") is entered into by and between Jim Peterson (hereinafter "Mr. Peterson") and Linfinity Microelectronics, Inc. (hereinafter "Linfinity"). The term "Parties" or "Party" used herein shall refer to Mr. Peterson, Linfinity, or both, as may be appropriate.

          WHEREAS, Linfinity has agreed to provide Mr. Peterson with the consideration of participation in a Retention Bonus Plan and forgiveness of Mr. Peterson's current loan of $150,000, as set forth in the attached letter to Mr. Peterson dated September __, 1998 (hereinafter the "Separation Letter," attached hereto as Exhibit 1 and incorporated by reference), in consideration of Mr. Peterson's agreement to sign this Agreement and abide by the terms of this Agreement and the Separation Letter; and

          WHEREAS, Mr. Peterson acknowledges that with the exception of the consideration set forth in the Separation Letter, Mr. Peterson has been provided all monies owed to Mr. Peterson by Linfinity and that Linfinity has satisfied all obligations to Mr. Peterson arising out of or related to Mr. Peterson's employment with Linfinity and/or any business entity or person released herein, and the separation from such employment;

          WHEREAS, Linfinity expressly denies that it engaged in any wrongful or actionable conduct whatsoever against Mr. Peterson; and

          WHEREAS, the Parties, in order to avoid the uncertainty, delay and expense of time consuming litigation, have agreed to settle fully and finally settle all differences whatsoever between them that are in existence now or that may arise in the future based upon or arising out of events, acts or omissions, occurring prior to their execution of this Agreement; and

          WHEREAS, the Parties hereby acknowledge, represent and warrant that the terms and conditions in this Agreement are fair, reasonable, adequate and in their mutual best interest; and

          WHEREAS, the Parties acknowledge that they are waiving significant legal rights or claims by signing this Agreement and voluntarily enter into this Agreement after consultation with legal counsel, with a full and complete understanding of its terms and legal effect, and with the intent to be bound thereby.

          NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

1.  COMPLETE RELEASE.  Mr. Peterson, on behalf of himself and his successors and
    -----------------
assigns, and each of them, does hereby unconditionally release and forever discharge Linfinity and SymmetriCom, Inc., and all of their respective parents, subsidiaries, divisions and affiliates or related business entities, including each of their respective shareholders, officers, directors, owners, partners, attorneys, employees, agents, successors and assigns, and each of them (collectively the "Releasees"), from any and all known or unknown claims, demands, actions or causes of action that now exist or that may arise in the future, based upon events occurring or omissions on or before the date of Mr. Peterson's execution of this Agreement. This release specifically includes, but is not limited to any and all claims whatsoever against Linfinity or any Releasee, including, by way of example: (1) any and all claims whatsoever pertaining in any way to Mr. Peterson's employment with Linfinity or the termination of his employment; (2) all claims whatsoever arising under any express or implied contract or under any federal, state or local law, ordinance or regulation, or the Constitution of California or the United States; and (3) any and all claims for unpaid wages, fringe benefits, vacation pay or other compensation. Mr. Peterson also intends that this Agreement operate as a waiver of all unknown claims. Thus, Mr. Peterson expressly waives the provisions of
Section 1542 of the Civil Code of the State of California, which reads: "A
                                                                        --
GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR
-----------------------------------------------------------------------------
SUSPECT TO EXIST IN EMPLOYEE'S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH
--------------------------------------------------------------------------------
IF KNOWN BY EMPLOYEE MUST HAVE MATERIALLY AFFECTED EMPLOYEE'S SETTLEMENT WITH
-----------------------------------------------------------------------------
THE DEBTOR."  For purposes of this Agreement, the term "debtor" refers to
------------
Releasees. The term "creditor" refers to Mr. Peterson. Mr. Peterson warrants that he currently is unaware of any such claim, demand, action, or cause of action against Linfinity or any Releasee which Mr. Peterson has not released pursuant to this paragraph.

2.  NO OTHER FILINGS.  Mr. Peterson warrants that he has not filed a lawsuit or
    ----------------
otherwise initiated adversarial proceedings against Linfinity or any person or entity released herein, based upon or related in any way to any act, omission or event occurring prior to his execution of this Agreement. Mr. Peterson further agrees not to do so in the future.

3.  CONFIDENTIALITY.  Mr. Peterson agrees that the terms of this Agreement are
    ---------------
completely confidential. Without the prior written authorization of the President of Linfinity, Mr. Peterson shall not disclose the terms of this Agreement to anyone. This Agreement shall not prohibit Mr. Peterson from making required confidential disclosures to his attorney, accountant or to any governmental taxing authority, or discussing the matter with his immediate family.

4.  NON-ADMISSION OF LIABILITY.  Mr. Peterson and Linfinity acknowledge and
    --------------------------
agree that this Agreement and the consideration given hereunder is not to be construed or used as an admission by either party of any liability whatsoever, nor shall it be construed or used as an admission of any act or fact whatsoever.

5.  NO REPRESENTATIONS.  Mr. Peterson warrants that except as expressly set
    ------------------
forth herein, no representations of any kind or character have been made to Mr. Peterson by Linfinity or any agent, representative, employee or attorney of a person or entity released herein (or anyone else purporting to act in such capacity) to induce Mr. Peterson to execute this Agreement. Mr. Peterson hereby acknowledges that he has had an adequate opportunity to have this Agreement reviewed by an attorney or other representative of his choice before signing the Agreement, and that Mr. Peterson fully understands the contents and intends to be bound thereby.

6.  OLDER WORKERS BENEFIT PROTECTION ACT.  In compliance with the Older Workers
    ------------------------------------
Benefit Protection Act, Linfinity and Mr. Peterson do hereby acknowledge that:
(A) Mr. Peterson fully understands this Agreement; (B) This Agreement specifically applies to any rights or claims Mr. Peterson may have against Linfinity or any party released herein under the federal Age Discrimination in Employment Act of 1967, as amended; (C) This Agreement does not purport to waive rights or claims that may arise from acts or events occurring after the date that this Agreement is executed by the parties; (D) The consideration provided for in this Agreement and the provisions of this paragraph are in addition to that to which Mr. Peterson is already entitled; (E) Mr. Peterson has been advised of the right to consult with any attorney prior to signing this Agreement and that Mr. Peterson has been given a period of twenty-one (21) days within which to consider whether to sign this Agreement; and (F) This Agreement shall be revocable for the seven (7) day period following execution of this Agreement by Mr. Peterson. Accordingly, this Agreement shall not become effective or enforceable until the expiration of this seven (7) day revocation period.

7.  MISCELLANEOUS.  This Agreement is executed by Mr. Peterson in the State of
    -------------
California and shall be interpreted under the procedural and substantive laws of California existing as of the date of execution. Should any provision of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and any said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement. This Agreement sets forth the entire agreement between the parties hereto relating to the subject matters herein, and fully supersedes any and all prior agreements or understandings between the parties hereto, if any, pertaining to the subject matter hereof. In any action brought to enforce any provision(s) of this Agreement, in addition to any other relief granted, the prevailing party shall recover its reasonable costs of enforcement, including but without limitation, costs and reasonable attorneys' fees incurred therein.



Executed:   __________________               ______________________________
                         DATE                JIM PETERSON



                                             LINFINITY MICROELECTRONICS


Executed:   __________________               By:___________________________
                         DATE                     Roger Strauch
                                                  Chief Executive Officer
                                                  SymmetriCom, Inc.